Exhibit 8.1

Subsidiary	Jurisdiction of Incorporation
Golar Gas Holding Company Inc.	Republic of Marshall Islands
Golar Maritime (Asia) Inc.	Republic of Liberia
Gotaas-Larsen Shipping Corporation	Republic of Marshall Islands
Oxbow Holdings Inc.	British Virgin Islands
Faraway Maritime Shipping Company (60%) ownership)	Republic of Liberia
Golar LNG 2215 Corporation	Republic of Marshall Islands
Golar LNG 1444 Corporation	Republic of Liberia
Golar LNG 1460 Corporation	Republic of Marshall Islands
Golar LNG 2220 Corporation	Republic of Marshall Islands
Golar LNG 2234 Corporation	Republic of Liberia
Golar LNG 2226 Corporation	Republic of Marshall Islands
Golar LNG 2216 Corporation	Republic of Marshall Islands
Golar International Ltd.	Republic of Liberia
Gotaas-Larsen International Ltd.	Republic of Liberia
Golar Maritime Limited	Bermuda
Golar Management Limited	United Kingdom
Golar Freeze (UK) Limited	United Kingdom
Golar Khannur (UK) Limited	United Kingdom
Golar Gimi (UK) Limited	United Kingdom
Golar Hilli (UK) Limited	United Kingdom
Golar Spirit (UK) Limited	United Kingdom
Golar 2215 (UK) Limited	United Kingdom
Golar Winter (UK) Limited	United Kingdom
Golar 2226 (UK) Limited	United Kingdom
Golar Servicos de Operacao de Embaracaoes Limited	Brazil
Golar Trading Corporation	Republic of Marshall Islands
Golar FSRU 1 Corporation	Republic of Marshall Islands
Golar FSRU 2 Corporation	Republic of Marshall Islands
Golar FSRU 3 Corporation	Republic of Marshall Islands
Golar FSRU 4 Corporation	Republic of Marshall Islands
Golar Partners Operating Limited Liability Company	Republic of Marshall Islands
Golar LNG Partners Limited Partnership	Cyprus

Golar Offshore Toscana Limited	Cyprus
Golar Energy Management	Bermuda
Golar LNG Management Limited	Bermuda
Golar LNG Energy Limited	Bermuda
Golar Energy Limited	Cyprus
Golar GP LLC – Limited Liability	Republic of Marshall Islands
Golar Commodities Limited	Bermuda
Golar Freeze Limited	Republic of Marshall Islands
Golar Gimi Limited	Republic of Marshall Islands
Golar Hilli Limited	Republic of Marshall Islands
Golar Khannur Limited	Republic of Marshall Islands
Golar GHK Lessors Limited	Republic of Marshall Islands
Golar LNG Lessors Limited	Republic of Marshall Islands